APPLIED MINERALS, INC.

SECONDARY SECURITIES PURCHASE AGREEMENT

This Secondary Securities Purchase Agreement (this “Agreement”) is made and entered into as of December 13, 2021 (the “Effective Date”), by and between the sellers set forth on Schedule A. acting severally in all respects (each, a “Seller” and collectively, the “Sellers”), and Geoffrey G. Scott (the “Purchaser”).

Recitals

A.           The Sellers desire to sell and transfer to the Purchaser, and the Purchaser desires to purchase from the Sellers, for consideration (the “Secondary Purchase”):

(i)             5,000.000 shares of the common stock, par value $0.001 per share (the “Shares”), of Applied Minerals, Inc. set forth on Schedule A. a Delaware corporation (the “Company”), and

(ii)           those certain 10% PIK-Election Convertible Notes issued by the Company to Sellers set forth on Schedule A (the “Notes” and collectively with the Shares, the “Securities”).

Terms and Conditions

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Sale and Purchase of Securities; Waiver of Transfer Restrictions.

1.1           Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement and any and all other documents contemplated hereby, Sellers hereby agree to sell to the Purchaser, and the Purchaser hereby agrees to purchase the Securities at the prices set forth on Schedule A (the “Purchase Price”). As used in this Agreement. “Securities” shall include all the Securities sold and transferred under this Agreement and all securities received (a) in replacement of the Securities between the date of this Agreement and Closing (as hereinafter defined), (b) as a result of stock dividends or stock splits in respect of the Securities between the date of this Agreement and Closing and (c) as substitution for the Securities in a recapitalization, merger, reorganization or the like between the date of this Agreement and Closing.

1.2           Rights in Securities. Until such time as the Securities are delivered to the

Purchaser pursuant to this Agreement at the Closing, the Sellers shall be deemed to be the holder of the Securities and shall possess all rights with respect to the Securities, except (i) the right of possession thereof and (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such Securities or any interest therein. In particular, the Sellers shall have the right to exercise any voting rights with respect to the Securities. In addition, any cash dividends or interest payments made with respect to the Securities shall be promptly paid to the Sellers.

2.            Closing; Delivery.

2.1           Closing. The closing of the transactions contemplated by Section 1 (the “Closing”) shall take place remotely at 10:00 am, Eastern Time, on the Effective Date, or at such other time and place as may be agreed by the parties hereto, assuming satisfaction or waiver (by the applicable party) of the conditions set forth in this Section 2 (such date of the Closing, the “Closing Date”).

2.2           Deliveries by Sellers. Prior to the Closing, the Sellers shall deliver to the Purchaser to be held in escrow pending the Closing pursuant to Subsection 2.3 below (the “Transfer Escrow”) on Sellers’ behalf (a) a duly authorized and executed Seller’s Stock Power and Assignment Separate from Stock Certificate, in substantially the form attached hereto as Exhibit A (the “Seller Stock

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Powers”), (b) the Notes and (c) any other documentation reasonably requested by the Company or the Purchaser to effect the transfer of the Securities by the Sellers. If the Closing should not occur for any reason with respect to the Sellers, the Seller Stock Powers shall be returned to the Sellers.

2.3           Deliveries by Purchaser. It shall be an express condition for the Closing that the Purchaser shall deliver to the Sellers, the full Purchase Price for the Securities being purchased from the Sellers at the Closing, by delivery of a check payable to the Sellers to the address provided or by wire transfer pursuant to Sellers’ wire instructions, as provided to the Purchaser by the Sellers.

2.4           Deliveries of Securities. At the Closing, the Sellers hereby instruct the Company and its transfer agent to (i) cancel any stock certificate (which may be evidenced by book entry) issued to the Sellers representing the Shares to be sold at the Closing held in the Transfer Escrow as provided herein, (ii) issue a duly executed stock certificate or book entry notation evidencing the Shares being purchased by the Purchaser at the Closing in the Purchaser’s name; (iii) issue a duly executed stock certificate or book entry notation evidencing the number of shares of the Company’s stock, if any, remaining after the transfer to the Purchaser, in the Seller’s name, to be delivered to the Seller; and (iv) reflect on the Company’s records the transfer of the Notes being purchased by the Purchaser at the Closing in the Purchaser’s name.

3.            Representations and Warranties of the Purchaser. The Purchaser, represents and warrants to the Sellers and the Company as of the Closing Date as follows:

3.1           Authorization; No Conflict. The Purchaser has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally-binding obligation, enforceable against the Purchaser in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. To the Purchaser’s knowledge, the purchase of the Securities by it does not result in any violation of, or conflict with, any instrument to which it is bound or any law or regulation applicable to it.

3.2           Purchase for Own Account for Investment. The Purchaser is purchasing the Securities for the Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Securities within the meaning of the Securities Act of 1933, as amended (the “1933 Act’’). The Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Securities, and the Purchaser has not granted or agreed to grant any beneficial ownership of any of the Securities to any other person (other than the members, manager, partners and/or stockholders of the Purchaser who may be deemed to have an indirect beneficial interest by virtue of their ownership interests in the Purchaser). The Purchaser was not formed for the specific purpose of acquiring the Securities.

3.3          Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

3.4          Access to Information. The Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Purchaser considers important in making the decision to acquire the Securities.

3.5           Understanding of Risks. The Purchaser is fully aware of: (a) the highly speculative nature of the Securities; (b) the financial hazards involved; (c) the lack of liquidity of the Securities; (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of acquiring the Securities.

3.6           Purchaser’s Qualifications. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of this

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prospective investment, has the capacity to protect the Purchaser’s own interests in connection with this transaction, and is financially capable of bearing a total loss of the Securities.

3.7           No General Solicitation. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertising or solicitation in connection with the Securities.

3.8           Compliance with Securities Laws. The Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by the Purchaser herein, the Securities are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or state securities laws (“Blue Sky Laws”), but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and Blue Sky Laws or other applicable securities laws which impose certain restrictions on the Purchaser’s ability to transfer the Securities.

3.9           Securities Law Restrictions on Transfer. The Purchaser understands that the Purchaser may not transfer any Securities unless such Securities are registered under the 1933 Act or qualified under Blue Sky Laws or other applicable securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Purchaser understands that only the Company may file a registration statement with the SEC or applicable state or other securities commissioners and that the Company is under no obligation to do so with respect to the Securities. The Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit the Purchaser to transfer all or any of the Securities in the amounts or at the times proposed by the Purchaser.

3.10         Rule 144. The Purchaser acknowledges that, because the Securities have not been registered under the 1933 Act, the Securities must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act. In particular, the Purchaser is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available, and the Company has no present plans to make such information available.

3.11         No Public Market. The Purchaser understands that no public market now exists for any Note and that the Company has made no assurances that a public market will ever exist for any Note. The Purchaser understands that the Company has no present intention to file a registration statement with the SEC in connection with a proposed public offering of the Notes.

3.12         Access to and Review of Company Information. The Purchaser represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Notwithstanding the foregoing, the Purchaser acknowledges that it has been afforded an opportunity to ask questions and receive answers from the Company regarding the transactions contemplated by this Agreement.

3.13         Future Gains. The Sellers have made no representation to the Purchaser concerning the advisability of the Purchaser’s decision to purchase the Securities or the current or potential future value thereof.

3.14         No Purchaser Reimbursement. No portion of the Purchase Price paid by the Purchaser has been or will be delivered, paid or remitted, directly or indirectly, to the Purchaser or any of its affiliates. The Purchaser has not entered and will not enter into any agreement providing for the delivery, payment or remittance, directly or indirectly, of any portion of the Purchase Price paid by the Purchaser or any of its affiliates.

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3.15        Tax Matters. The Purchaser expressly acknowledges and agrees that other than as expressly stated in this Agreement, the Sellers, nor any of their agents have made any representation to the Purchaser with respect to the tax or other financial treatment of the transactions contemplated by this Agreement.

3.16         Big Boy Provisions.

(a)            The Purchaser is experienced, sophisticated and knowledgeable in trading in evidences of securities of the type represented by the Securities and understand that the Purchaser may be at a disadvantage on account of the disparity of information as between the Purchaser and the Sellers.

(b)            Specifically, the Purchaser acknowledges that (i) it has relied solely on publicly available information in connection with the Secondary Purchase and (ii) has, or has access to, such information as it deems appropriate under the circumstances concerning, among other things, the Company’s business and financial condition to make an informed decision regarding the transfer of the Securities, and (iii) the Sellers have and may obtain information that is not publicly available and that may be material to a decision to enter into the Secondary Purchase (’‘Non-Public Information”) with respect to the Securities or the Company in respect thereof. The Purchaser is nonetheless prepared to consummate the Secondary Purchase based on its own analysis. The Purchaser acknowledges that the Sellers have not given it any investment advice or opinion on whether the Secondary Purchase is prudent.

(c)            The Purchaser expressly waives and releases Sellers and their principals and other affiliates from any and all liabilities arising from, and agrees that the Sellers shall have no liability to the Purchaser due to, the Purchaser’s inability to review such Non-Public Information and otherwise in respect of the Secondary Purchase, and agrees to make no claim against the Sellers or any of their affiliates in respect of the Secondary Purchase.

(d)           The Purchaser acknowledges that the Sellers are relying on this Agreement in engaging in the Secondary Purchase, and would not engage in the Secondary Purchase in the absence of this Agreement and the provisions of this Section.

4.            Representations and Warranties of the Seller. Each Seller, jointly and severally, represents and warrants to the Company and the Purchaser as of the Closing Date as follows:

4.1          Authorization; No Conflict. The Seller has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally-binding obligation, enforceable against the Seller in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. To the Seller’s knowledge, the sale of the Securities by it does not result in any violation of, or conflict with, any instrument to which it is bound or any law or regulation applicable to it.

4.2          Transfer for Own Account. Seller is selling the Securities for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Securities within the meaning of the 1933 Act. No portion of the Purchase Price will be received indirectly by the Company.

4.3          No General Solicitation. At no time has Seller presented to the Purchaser or any other party or solicited the Purchaser or any other party through any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertisement or solicitation in connection with the transfer of the Securities.

4.4           Title to Securities. Seller is the beneficial owner of and has valid marketable title to the Securities, free and clear of any pledge, lien, security interest, encumbrance, trust, claim, pledge,

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mortgage, option, equitable interest or other restrictions of any kind other than restrictions under the 1933 Act and Blue Sky Laws. Seller has not granted any third party any rights in the Securities. Upon the sale and transfer of the Securities, and payment therefor, in accordance with the provisions of this Agreement, the Purchaser will acquire absolute, valid marketable title to the Securities being acquired by the Purchaser hereunder, free and clear of any pledge, lien, security interest, encumbrance, trust, claim, pledge, mortgage, option, equitable interest or other restrictions of any kind other than pursuant to restrictions under the 1933 and Blue Sky Laws.

4.5          Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Securities under this Agreement have been obtained and are in full force and effect.

4.6          Authority. Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Securities under this Agreement, and Seller is not obligated to transfer the Securities to any other person or entity.

4.7          Sophisticated Seller. Seller (a) is a sophisticated party familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities, (c) has independently and without reliance upon the Purchaser, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that neither the Company, the Purchaser nor any affiliates thereof is acting as a fiduciary or financial or investment adviser to Seller, and has not given Seller any investment advice, opinion or other information on whether the sale of the Securities is prudent. Seller acknowledges that (i) the Purchaser or the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Securities (“Seller Excluded Information”), (ii) Seller has determined to sell the Securities notwithstanding its lack of knowledge of Seller Excluded Information and (iii) the Purchaser shall have no liability to Seller, and Seller waives and releases any claims that it might have against the Purchaser whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the sale of the Securities and the transactions contemplated by this Agreement. Seller acknowledges and understands that the Securities may increase in value after the date hereof and that Seller shall not realize the upside potential with respect to the Securities. Seller understands that the Purchaser will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

4.8           Full Disclosure. Seller acknowledges that Seller has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. Seller further represents that Seller has had an opportunity to ask questions and receive full answers from the Company concerning, among other things, its financial condition, its management, its prior activities and any other information which Seller considers relevant or appropriate in connection with entering into this Agreement.

4.9           No Purchaser Reimbursement. To Seller’s knowledge, no portion of the Purchase Price paid by the Purchaser has been or will be delivered, paid or remitted, directly or indirectly, to the Purchaser or any of its affiliates. Seller has not and will not enter into any agreement providing for the delivery, payment or remittance, directly or indirectly, of any portion of the Purchase Price paid by the Purchaser or any of their affiliates.

4.10         Tax Matters. In making the decision to sell the Securities, Seller has been given an opportunity to consult with Seller’s own attorney and tax professionals regarding the federal, state, local and foreign tax consequences of this sale of the Securities and the transactions contemplated by this Agreement. Seller is not relying on any statements or representations of the Purchaser, or any counsel, advisor or agent of the Purchaser. Seller expressly acknowledges and agrees that neither the Purchaser,

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nor any of its agents has made any representation to Seller with respect to the tax or other financial treatment of the transactions contemplated by this Agreement. Seller shall be solely responsible for the payment of any and all income, transfer, withholding and other taxes, filing and recording fees and similar charges relating to the transactions contemplated herein, including any interest, penalty or addition thereto.

4.11         Claims and Legal Proceedings. There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to the Seller’s knowledge, threatened against the Seller before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other person or entity, that questions the validity of this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

4.12         Big Boy Provisions.

(a)            The Seller is experienced, sophisticated and knowledgeable in trading in evidences of securities of the type represented by the Securities and understand that the Seller may be at a disadvantage on account of the disparity of information as between the Purchaser and the Seller.

(b)            Specifically, the Seller acknowledges that (i) it has relied solely on publicly available information in connection with the Secondary Purchase and (ii) has, or has access to, such information as it deems appropriate under the circumstances concerning, among other things, the Company’s business and financial condition to make an informed decision regarding the transfer of the Securities, and (iii) the Purchaser has and may obtain Non-Public Information. The Seller is nonetheless prepared to consummate the Secondary Purchase based on its own analysis. The Seller acknowledges that the Purchaser has not given it any investment advice or opinion on whether the Secondary Purchase is prudent.

(c)            The Seller expressly waives and releases Purchaser and its affiliates from any and all liabilities arising from, and agrees that the Purchaser shall have no liability to the Seller due to, the Seller’s inability to review such Non-Public Information and otherwise in respect of the Secondary Purchase, and agrees to make no claim against the Purchaser or any of its affiliates in respect of the Secondary Purchase.

(d)            The Seller acknowledges that the Purchaser is relying on this Agreement in engaging in the Secondary Purchase, and would not engage in the Secondary Purchase in the absence of this Agreement and the provisions of this Section.

5.            Compliance with Laws and Regulations. The sale and transfer of the Securities will be subject to and conditioned upon compliance by the Company, the Purchaser and Sellers with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s securities may be listed or quoted at the time of such sale or transfer.

6.             Restrictive Legends and Stop-Transfer Orders.

6.1           Legends. Unless otherwise agreed by the Company, the Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Securities, together with any other legends that may be required by (a) state or federal securities laws, (b) the Company’s certificate of incorporation or bylaws, or (c) any other agreement applicable to Purchaser:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR

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(III) THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”

6.2           Stop-Transfer Instructions. The Purchaser agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stoptransfer” instructions to its transfer agent, if any, and if the Company acts as its own transfer agent, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Securities, or to accord the right to vote or receive dividends or interest, to the Purchaser or other purchasers to whom such Securities have been so transferred. The Purchaser further understands and agrees that the Company may require written assurances, in form and substance satisfactory to counsel for the Company (which may include a requirement that the Purchaser’s counsel provide a legal opinion acceptable to the Company), before the Company effects any future transfers of the Securities.

7.             General Provisions.

7.1           Successors and Assigns; Assignment. Except as otherwise provided herein, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2           Governing Law. This Agreement will be governed by and construed in accordance with the corporate laws of the State of New York as such laws apply to contracts entered into and wholly to be performed therein by residents of such state.

7.3           Dispute Resolution. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts having subject matter jurisdiction.

7.4           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) actual receipt or (b) (i) one business day after delivery by confirmed facsimile transmission, (ii) one business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (iii) three business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid. Any such notice shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other parties: (a) in the case of a Seller, to the address set forth next to the Seller’s name on its signature page; (b) in the case of the Purchaser, to the address set forth next to the Purchaser’s name on its signature page.

7.5           Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.6           Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections” and “Exhibits” will mean sections of this Agreement and exhibits hereto.

7.7           Entire Agreement. This Agreement and the agreements and documents referred to herein, together with all the schedules and exhibits hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any

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and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.8           Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then the parties agree to substitute such provision(s) through good faith negotiations.

7.9           Amendment and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of all of the Sellers and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon the parties hereto and each transferee of the Securities (or, if applicable, the common stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.10         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.11         Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

7.12         No Finder’s Fees. The Sellers and the Purchaser, severally and not jointly, represent to each other that such party neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold harmless the Sellers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. Each Seller, severally and not jointly, agrees to indemnify and to hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which a Seller or any of its officers, employees, or representatives is responsible.

7.13         Specific Performance. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages, and the parties agree that such equitable remedies may be enforced in any federal or state courts located in the District of Massachusetts.

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7.14         Intentionally Omitted

7.15         Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

7.16         Fee and Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and related agreements.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Secondary Securities Purchase Agreement, as of the date first written above.

SELLERS:

The IBS Opportunity Fund, Ltd.

By:
Name: David Taft Title: President, IBS Capital LLC, its Investment Advisor

The IBS Turnaround Fund, L.P.

By:
Name: David Taft Title: President, IBS Capital LLC, its General Partner

The IBS Turnaround Fund (QP)
(A limited Partnership)

By:
Name: David Taft Title: President, IBS Capital LLC, its General Partner

Address:

One International Place, Suite 3120
Boston, MA 02110
Attention: James Horne
Email: jhorne@ibscapital.com

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IN WITNESS WHEREOF, the parties have executed this Secondary Securities Purchase Agreement, as of the date first written above.

PURCHASER:

Geoffrey G. Scott

By:
Geoffrey G. Scott

Address:
26320 Daniel
Chapel Hill, NC 27517
Email: geoffscott100@gmail.com

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Schedule A

Notes:

Holder	Issue Date	Principal Amount	Purchase Price[1]
The IBS Opportunity Fund, Ltd.	31 Dec 2020	$278,582	$11,143.28
The IBS Turnaround Fund, L.P.	31 Dec 2020	1,427,792	57,111.68
The IBS Turnaround Fund (QP) (A Limited Partnership)	31 Dec 2020	2,867,160	114,686.40

Shares:

Holder	Shares	Purchase Price
The IBS Turnaround Fund, L.P.	1,403,000	$7,015.00
The IBS Turnaround Fund (QP) (A Limited Partnership)	3,597,000	17,985.00
Price per share: $0,005

[1]	To be 4% of principal amount.

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EXHIBIT A

Seller’s Stock Power and Assignment
Separate from Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Secondary Securities Purchase Agreement, dated as of December 13, 2021 (the “Agreement”), the undersigned Seller hereby sells, assigns and transfers unto Geoffrey G. Scott 5,000,000 shares of the Common Stock of Applied Minerals, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company in book entry notation delivered herewith, and does hereby irrevocably constitute and appoint the Company’s transfer agent as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated: December 17, 2021

The IBS Turnaround Fund, L.P.

By:
Name: David Taft Title: President, IBS Capital LLC, its General Partner

The IBS Turnaround Fund (QP) (A limited Partnership)

By:
Name: David Taft Title: President, IBS Capital LLC, its General Partner

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